Filed Pursuant to Rule 424(b)(5)

Registration No. 333-279459

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated May 16, 2024)

HITEK GLOBAL INC.

170,000 Class A Ordinary Shares

3,830,000 Class A Ordinary Shares Underlying 3,830,000 Pre-Funded Warrants

Up to 15,150,000 Class A Ordinary Shares Underlying 4,000,000 Ordinary Warrants

(which contains a zero exercise price exercise option)

Hitek Global Inc. (“we,” “our,” “us,” “Hitek,” or the “Company”) is offering up to 19,150,000 Class A ordinary shares, par value $0.015 per share (the “Class A Ordinary Shares”), consisting of (i) 170,000 Class A Ordinary Shares, (ii) 3,830,000 Class A Ordinary Shares issuable upon exercise of 3,830,000 pre-funded warrants (the “Pre-Funded Warrants”, and such shares underlying the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”), and (iii) up to 15,150,000 Class A Ordinary Shares issuable upon exercise of 4,000,000 accompanying ordinary warrants (the “Ordinary Warrants,” and together with the Pre-Funded Warrants, the “Warrants”; such shares underlying the Ordinary Warrants, the “Ordinary Warrant Shares”, and together with the Pre-Funded Warrant Shares, the “Warrant Shares”), in a registered direct offering to certain investors pursuant to this prospectus supplement and the accompanying prospectus (the “Offering”).

Pursuant to that certain securities purchase agreement (the “Securities Purchase Agreement”) dated June 2, 2026 by and between us and the investors named therein, the purchase price for each Class A Ordinary Share is $2.00, and the purchase price for each Pre-Funded Warrant is equal to the purchase price per share less the $0.015 per share nominal exercise price of such Pre-Funded Warrant. In addition, for each Class A Ordinary Share or Pre-Funded Warrant purchased, the investor will receive one Ordinary Warrant for no additional consideration. Pursuant to the Securities Purchase Agreement, the investors named therein have agreed to purchase Class A Ordinary Shares and Warrants for an aggregate subscription amount up to $8,000,000.

The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell, the number of Class A Ordinary Shares we are offering will be decreased on a one-for-one basis. This Offering also includes the Class A Ordinary Shares issuable from time to time upon exercise of the Pre-Funded Warrants. This prospectus supplement and the accompanying prospectus relate solely to the offer and sale of the Class A Ordinary Shares offered hereby, including the Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants, and do not relate to the offer, sale or issuance of the Pre-Funded Warrants.

The Ordinary Warrants accompanying the purchase of Class A Ordinary Shares and/or Pre-Funded Warrants will be immediately exercisable and will expire on the one-year anniversary of the initial exercise date. Each Warrant will have an initial exercise price per share of $4.5678 and a cashless exercise option is also available under certain conditions. In addition, an Ordinary Warrant holder may, at any time and in its sole discretion, exercise the Ordinary Warrant in whole or in part by means of a “zero price exercise” in which the holder shall be entitled to receive a number of Ordinary Warrant Shares equal to the product of (a) the aggregate number of Ordinary Warrant Shares that would be issuable upon exercise of the Ordinary Warrant in accordance with the terms of the Warrant if such exercise were by means of a cash exercise rather than a cashless exercise; and (b) the quotient obtained by dividing (i) the Exercise Price (as defined in the Ordinary Warrant) minus the lowest VWAP of the Class A Ordinary Shares over the 10 Trading Days immediately prior to the exercise date (such VWAP, the “Low Price”) by (ii) 50% of the Low Price. The “zero price exercise” is only available at a time when the Low Price is lower than the then applicable Exercise Price. At no time shall the Low Price be lower than the Floor Price. “Floor Price” means US$1.5751, subject to adjustment for reverse and forward share splits, recapitalizations and similar transactions.

This prospectus supplement and the accompanying prospectus also cover the Class A Ordinary Shares issuable upon exercise of the Ordinary Warrants. As a result of the zero price exercise feature of the Ordinary Warrants, we do not expect to receive any cash proceeds from the exercise of the Ordinary Warrants because it is highly unlikely that an Ordinary Warrant holder will elect to pay an exercise price in cash to receive Class A Ordinary Shares when they could elect the “zero exercise price” option in these circumstances to receive more Class A Ordinary Shares than they would receive if they did pay an exercise price. Assuming the Low Price equals the Floor Price of $1.5751 and the holders elect to exercise all Ordinary Warrants through the zero price exercise feature, up to 15,150,000 Class A Ordinary Shares could be issued upon exercise of the Ordinary Warrants, reflecting the election by the purchasers to receive an aggregate of 50,000 fewer Class A Ordinary Shares upon exercise of the Ordinary Warrants than would otherwise be issuable upon such exercise in light of the Company’s current authorized share capacity. Under such circumstances, the Company would not receive any cash proceeds from the exercise of the Ordinary Warrants. This prospectus supplement and the accompanying prospectus also relate to the offer and sale of all of the Class A Ordinary Shares issuable upon exercise of the Ordinary Warrants issued pursuant to the Securities Purchase Agreement.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class A Ordinary Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Class A Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Class A Ordinary Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Class A Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Class A Ordinary Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Class A Ordinary Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Class A Ordinary Share so reported, or (d) in all other cases, the fair market value of one Class A Ordinary Share as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Ordinary Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Our Class A Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “HKIT.” On June 1, 2026, the last reported sale price of our Class A Ordinary Shares on The Nasdaq Capital Market was $6.58 per share.

We have engaged Univest Securities, LLC (the “Placement Agent”) as our exclusive placement agent in connection with this Offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement and the accompanying prospectus. The Placement Agent is not purchasing or selling any securities offered by us in this Offering, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent the compensation set forth in the table below.

In connection with the sale of the securities on our behalf, the Placement Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and its compensation may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Placement Agent with respect to certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and under similar headings in the accompanying prospectus and the other documents that are incorporated by reference herein and therein before deciding to purchase our securities.

Our Holding Company Structure

We are an offshore holding company incorporated in the Cayman Islands. As a holding company with no material operations, our operations were conducted in China by our subsidiaries and through contractual arrangements (“VIE Agreements”) with a variable interest entity, Xiamen Hengda HiTek Computer Network Co., Ltd. and its subsidiaries (the “VIE”). Neither we nor our subsidiaries own any equity interests in the VIE. The VIE Agreements enable us to consolidate the financial results of the VIE in our consolidated financial statements under generally accepted accounting principles in the U.S. (“U.S. GAAP”), and the structure involves unique risks to investors. The VIE structure provides contractual exposure to foreign investment in China-based companies.

This is an offering of securities of the offshore holding company in Cayman Islands, instead of shares of the VIE in China. Therefore, you are not investing in and may never hold equity interests in the VIE. The VIE Agreements by and among Tian Dahai (Xiamen) Information Technology Co. Ltd. (the “WFOE”), the VIE, and the VIE’s shareholders include (i) certain power of attorney agreements and equity interest pledge agreement, pursuant to which shareholders of the VIE pledged all of their equity interests in the VIE to WFOE guarantee the performance of the VIE’s obligations under the exclusive technical consulting and service agreement; (ii) an exclusive technical consulting and service agreement which allows WFOE to receive substantially all of the economic benefits from the VIE; and (iii) certain exclusive equity interest purchase agreements which provide WFOE with an exclusive option to purchase all or part of the equity interests in and/or assets of the VIE when and to the extent permitted by the laws of the People’s Republic of China (“PRC”). Through the VIE Agreements among WFOE, the VIE and the VIE’s shareholders, we are deemed to have a controlling financial interest in, and be the primary beneficiary of, the VIE for accounting purposes only and must consolidate the VIE because it met the conditions under U.S. GAAP to consolidate the VIE.

However, the VIE structure cannot completely replicate a foreign investment in China-based companies, as the investors will not and may never hold equity interests in the Chinese operating entities. Instead, the VIE structure provides contractual exposure to foreign investment in us. Because we do not hold equity interests in the VIE, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of internet technology companies, regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements as they have not been tested in a court of law. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations and the value of Class A Ordinary Shares may depreciate significantly or become worthless.

The VIE Agreements may not be effective in providing control over the VIE. We may also be subject to sanctions imposed by PRC regulatory agencies including the Chinese Securities Regulatory Commission (“CSRC”) if we fail to comply with their rules and regulations.

Risks Related to Operating in China

We are subject to legal and operational risks associated with the VIE’s operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in the VIE’s operations, significant depreciation of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. The PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

Pursuant to the PRC Cybersecurity Law, promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affects or may affect national security, it should be subject to cybersecurity review by the Cyberspace Administration of China (“CAC”). Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear. On December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures (the “CAC Revised Measures”) to replace the original Cybersecurity Review Measures. The CAC Revised Measures took effect on February 15, 2022. Pursuant to the CAC Revised Measures, if critical information infrastructure operators purchase network products and services, or network platform operators conduct data processing activities that affect or may affect national security, they will be subject to cybersecurity review. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments) (the “Cyber Data Security Measure (Draft),” which requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. The cybersecurity review will evaluate, among others, the risk of critical information infrastructure, core data, important data, or a large amount of personal information being influenced, controlled or maliciously used by foreign governments and risk of network data security after going public overseas. As confirmed by our PRC counsel, Jingtian & Gongcheng, we are not subject to cybersecurity review with the CAC in accordance with the CAC Revised Measures, because (i) we are not in possession of or otherwise holding personal information of over one million users and it is also very unlikely that it will reach such threshold in the near future; and (ii) as of the date of this prospectus supplement, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator. However, since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. exchange. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a PRC company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such PRC company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. In addition, on February 24, 2023, the CSRC, together with the Ministry of Finance of the PRC, the National Administration of State Secrets Protection and the National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing which was issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009 (the “Provisions”). The revised Provisions were issued under the title Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding its application to cover indirect overseas offerings and listings, as is consistent with the Trial Measures. The revised Provisions require that, including but not limited to (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. As of the date of this prospectus supplement, as advised by Jingtian & Gongcheng, our PRC counsel, we have not received any formal inquiry, notice, warning, sanction, or objection from the CSRC with respect to this offering. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. If it is determined that we are subject to the Trial Measures for the offering of the Class A Ordinary Shares on Nasdaq, we may fail to obtain required approval, complete required filing or meet such requirements in a timely manner or at all, or completion could be rescinded. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless.

The Holding Foreign Companies Accountable Act

Furthermore, as an auditor of companies that are registered with the U.S Securities and Exchange Commission (the “SEC”) and publicly traded in the United States and a firm registered with the U.S. Public Company Accounting Oversight Board (the “PCAOB”), our auditor, Wei, Wei & Co., LLP, is headquartered in the United States and is required under the laws of the United States to undergo regular inspections by the PCAOB to assess their compliance with the laws of the United States and professional standards. Although we operate through the VIE in mainland China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese government authorities, our auditor is currently inspected fully by the PCAOB. Inspections of other auditors conducted by the PCAOB outside mainland China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality.

Even though our auditor, Wei, Wei & Co., LLP, is based in the United States and under full inspection by the PCAOB and we believe it is not currently subject to the determinations by the PCAOB on December 16, 2021, if any PRC law relating to the access of the PCAOB to auditor files were to apply to a company such as the VIE or its auditor, the PCAOB may be unable to fully inspect our auditor, which may result in our securities being delisted or prohibited from being traded “over-the-counter” pursuant to the Holding Foreign Companies Accountable Act and materially and adversely affect the value and/or liquidity of your investment. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), and if it were enacted, would require foreign companies to comply with the PCAOB audits within two consecutive years instead of three consecutive years, which would reduce the time before our securities may be prohibited from trading or be delisted. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. Furthermore, Wei, Wei & Co., LLP is not among the auditor firms listed on a Holding Foreign Companies Accountable Act (“HFCA Act”) Determination List, which includes all of the auditor firms that the PCAOB is not able to inspect. There are risks and uncertainties which we cannot foresee for the time being, and rules and regulations in the PRC can change quickly with little or no advance notice. The PRC government may intervene or influence the VIE’s future operations in the PRC at any time, or may exert more control over offerings conducted overseas and/or foreign investment in companies like us. In the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause trading in our securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist our securities.

On August 26, 2022, the China Securities Regulatory Commission, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

Cash Transfers and Dividend Distribution

As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiary in Hong Kong, Hitek HK, and the consolidated VIE in mainland China, for our cash and financing requirements. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. In order for us to pay dividends to our shareholders, we will rely on payments made from the VIE to WFOE, pursuant to VIE Agreements between them, and the distribution of such payments to HiTek HK as dividends from WFOE. Certain payments from the VIE to WFOE are subject to PRC taxes, including business taxes and VAT. We intend to keep any future earnings to re-invest in and finance the expansion of our business, and we do not anticipate that any cash dividends will be paid or any assets will be transferred in the foreseeable future. As of the date of this prospectus supplement, there has been no distribution of dividends or assets among the holding company, the subsidiary or the consolidated VIE. In the future, cash proceeds raised from overseas financing activities, including this Offering, may be transferred by us to the consolidated VIE via capital contribution or shareholder loans, as the case may be. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus supplement.

Our management monitors cash management and the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. As of the date of this prospectus supplement, there has been no cash transfers, transfer of other assets or distribution of dividends among the holding company, the subsidiaries or the consolidated VIE. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus supplement.

In addition, we are an “emerging growth company” as defined under the Federal securities laws and will be subject to reduced public company reporting requirements.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A Ordinary Shares	Per Pre-Funded Warrant(2)	Total
Registered Direct Offering Price	$2.0	$1.985	$8,000,000
Placement Agent fee(1)	$0.14	$0.14	$560,000
Proceeds to us, before expenses	$1.86	$1.86	$7,440,000

(1)	We have agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this Offering.
(2)	The purchase price of each Pre-Funded Warrant is $1.985, and the exercise price of each Pre-Funded Warrant is $0.015 per share. The table above uses an effective offering price of $2.0 per underlying Class A Ordinary Share issuable upon exercise of the Pre-Funded Warrants.

Delivery of the securities in this Offering is expected to be made on or about June 3, 2026, subject to satisfaction of certain closing conditions.

Sole Placement Agent

Univest Securities, LLC

The date of this prospectus supplement is June 2, 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our Class A Ordinary Shares, Pre-Funded Warrants, and Ordinary Warrants. Before buying any of such securities, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this Offering and also adds to, changes and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC, before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference into this prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectuses we may provide to you in connection with this Offering. We have not, and the Placement Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into the prospectus supplement, and the accompanying prospectus. You should not rely on any unauthorized information or representation. The prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not, and the Placement Agent is not, making an offer to sell or seeking an offer to buy our securities under this prospectus in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation. You should not assume that the information contained in this prospectus or any free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus prepared by or on behalf of us that we may authorize for use in connection with this Offering, in their entirety, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus.

In this prospectus supplement and the accompanying prospectus, unless the context otherwise requires, references to the “Company,” “we,” “our,” or “us,” in this prospectus refer to Hitek Global, Inc., a Cayman Islands company limited by shares, and its consolidated subsidiaries, unless the context suggests otherwise.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about this Offering and selected information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read this entire prospectus supplement and accompanying prospectus, including the information incorporated herein and therein, including the “Risk Factors” section beginning on page S-5 of this prospectus supplement and the other documents incorporated by reference into this prospectus supplement, before making an investment decision.

Except as otherwise indicated by the context and for the purposes of this prospectus supplement only, references in this prospectus supplement to:

●	“affiliated entities” are to our subsidiaries and variable interest entities (“VIE”);

●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan for the purposes of this prospectus supplement only;

●	“Class A Ordinary Shares” are to the Class A Ordinary Shares of Hitek Global Inc., par value $0.015 per share.

●	“Class B Ordinary Shares” are to the Class B Ordinary Shares of Hitek Global Inc., par value $0.0001 per share.

●	“Companies Act” are to the Companies Act (As Revised) of the Cayman Islands.

●	“Haitian Weilai” are to Xiamen Haitian Weilai Technology Co., Ltd., a limited liability company organized under the laws of the PRC that is fully owned by WFOE;

●	“HiTek HK” are to the Company’s wholly owned subsidiary, HiTek Hong Kong Ltd., a Hong Kong corporation;

●	“HiTek”, or the “VIE entity” are to Xiamen Hengda HiTek Computer Network Co., Ltd., a limited liability company organized under the laws of the PRC, that we control via a series of contractual arrangements between WFOE and HiTek;

●	“Huasheng” are to Xiamen Huasheng HiTek Computer Network Co., Ltd., a limited liability company organized under the laws of the PRC that function as HiTek’s operating subsidiary;

●	“Ordinary Shares” are to the Class A Ordinary Shares and Class B Ordinary Shares.

●	“we”, “us”, “Hitek Cayman”, or the “Company” are to Hitek Global Inc.;

●	“WFOE” are to Tian Dahai (Xiamen) Information Technology Co. Ltd., a limited liability company organized under the laws of the People’s Republic of China (the “PRC”), which is wholly-owned by us through HiTek HK; and

Our business is conducted via HiTek, a VIE entity in the PRC, using RMB, the currency of China. Our consolidated financial statements are presented in United States dollars (“USD”). In this prospectus supplement, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements (“CFS”) in USD. These dollar references are based on the exchange rate of RMB to USD, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of USD which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets.

We are an offshore holding company incorporated in the Cayman Islands. As a holding company with no material operations, our operations were conducted in China by (i) Haitian Weilai, our indirect subsidiary, (ii) the VIE, Hitek and the VIE’s subsidiary, Huasheng. Neither we nor our subsidiaries own any equity interests in the VIE. WFOE, the VIE and the shareholders of the VIE entered into a series of contractual arrangements (the “VIE Agreements”) pursuant to which we are able to consolidate the financial results of the VIE in our consolidated financial statements because we are deemed as the primary beneficiary of the VIE under generally accepted accounting principles in the U.S. (“U.S. GAAP”), and this structure involves unique risks to investors.

The following diagram illustrates our corporate structure as of the date of this prospectus supplement. All percentages in the following diagram reflect the voting ownership interests instead of the equity interests held by each of our shareholders given that each holder of Class B Ordinary Shares is entitled to 15 votes per one Class B Ordinary Share, and each holder of Class A Ordinary Shares is entitled to one vote per one Class A Ordinary Share:

Note: The equity of Hitek is 56.29% owned by Xiaoyang Huang, our Chief Executive Officer; 36.78% owned by Shenping Yin, our Chairman of the Board; 2.35% owned by Bo Shi, our Chief Technology Officer; 0.78% owned by Zhishuang Wang; 0.78% owned by Liuqing Huang; and 3.02% owned by Jingru Li.

The VIE Agreements included: Exclusive Technical Consulting and Service Agreement, Equity Interest Pledge Agreement, Exclusive Equity Interests Purchase Agreement, and Powers of Attorney. None of the agreements has been tested in a court of law. Through the VIE Agreements among WFOE, the VIE and the VIE’s shareholders, we are deemed to have a controlling financial interest in, and be the primary beneficiary of, the VIE for accounting purposes only and must consolidate the VIE because it met the conditions under U.S. GAAP to consolidate the VIE. However, the VIE structure cannot completely replicate a foreign investment in China-based companies, as the investors will not and may never hold equity interests in the Chinese operating entities. Instead, the VIE structure provides contractual exposure to foreign investment in us.

Because we do not hold equity interests in the VIE, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of internet technology companies, regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations and the value of the Class A Ordinary Shares may depreciate significantly or become worthless.

We are subject to certain legal and operational risks associated with the VIE’s operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in the VIE’s operations, significant depreciation of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. exchange.

We cannot assure you the PRC courts or regulatory authorities may not determine our corporate structure and VIE Agreements violate PRC laws, rules or regulations. If the PRC courts or regulatory authorities determine our contractual arrangements are in violation of applicable PRC laws, rules or regulations, the VIE Agreements will become invalid or unenforceable, and the VIE will not be treated as a VIE and we will not be entitled to treat the VIE’s assets, liabilities and results of operations as our assets, liabilities and results of operations, which could effectively eliminate the assets, revenue and net income of the VIE from our balance sheet, which would most likely require us to cease conducting our business and would result in the delisting of our Class A Ordinary Shares from the Nasdaq Capital Market after this Offering and a significant impairment in the market value of our Class A Ordinary Shares. If the VIE structure is determined to be in violation of any existing or future PRC laws, rules or regulations, or if our WFOE or the VIE fails to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including: imposing fines on the WFOE or the VIE, revoking the business and operating licenses of WFOE or the VIE, discontinuing or restricting the operations of WFOE or the VIE; imposing conditions or requirements with which we, WFOE, or the VIE may not be able to comply; requiring us, WFOE, or the VIE to restructure the relevant ownership structure or operations which may significantly impair the rights of the holders of our Class A Ordinary Shares in the equity of the VIE; and restricting or prohibiting our use of the proceeds from this Offering to finance our business and operations in China.

Business Overview

We are an information technology (“IT”) consulting and solutions service provider focusing on delivering services to business in various industry sectors in China. As of the date of prospectus supplement, we have two lines of businesses—1) services to small and medium businesses, which consists of Anti-Counterfeiting Tax Control System (“ACTCS”) tax devices, including Golden Tax Disk (“GTD”) and printers, ACTCS services, and IT services, and 2) services to large businesses, which consists of hardware sales and software sales. We expect to actively develop our system integration services and online service platform in the near future. Our vision is to become a one-stop consulting destination for holistic IT and other business consulting services in China.

The VIE is authorized to carry out the sales of GTD and a market leader in the Xiamen metropolitan area with respect to ACTCS tax devices and services since 1996. We provide our customers with the necessary ACTCS for their value added tax (“VAT”) reporting, collection and processing. VAT reporting is mandatory for all business enterprises in China. The ACTCS is one of the two major VAT control systems that a business entity may choose to comply with the VAT reporting requirements. Developed by the PRC government, ACTCS was intended to effectively eliminate counterfeit invoices, providing accurate and complete tax information for the regional and national audit system. We are authorized by the State Taxation Bureau, Xiamen Branch, as one of the first ACTCS service providers in the Xiamen metropolitan area. GTD is an ACTCS device necessary for normal operation of ACTCS software. The purchase of GTD is allowed only in conjunction with the use of the ACTCS software and its supporting services. Since 1996, we have been the number one ACTCS services provider for Xiamen business enterprises according to the data compiled by Xiamen Province Taxation Bureau.

Corporate Information

Our principal executive offices are located at Unit 304, No. 30 Guanri Road, Siming District, Xiamen City, Fujian Province, PRC. Our telephone number at this address is +86 592-5395967. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You can also find information on our website at http://www.xmhitek.com. The information contained on our website is not a part of this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

THE OFFERING

Securities offered by us	170,000 Class A Ordinary Shares; 3,830,000 Class A Ordinary Shares Underlying 3,830,000 Pre-Funded Warrants; and up to 15,150,000 Class A Ordinary Shares underlying 4,000,000 Ordinary Warrants

Public offering price	$2.0 per Class A Ordinary Share. $1.985 per Pre-Funded Warrant, which equals the purchase price per Class A Ordinary Share minus the $0.015 nominal exercise price of each Pre-Funded Warrant.

Class A Ordinary Shares outstanding immediately before this Offering(1)	846,474

Class A Ordinary Shares to be outstanding immediately after this Offering(1)	Up to 19,996,474

Use of proceeds	We currently intend to use the net proceeds from this Offering, after deducting the Placement Agent’s commissions and our offering expenses, for general corporate purposes and working capital. See “Use of Proceeds.”

Risk factors	Investing in our securities involves a high degree of risk. You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. In particular, see “Risk Factors” beginning on page S-5 of the prospectus supplement.

Transfer agent and registrar	VStock Transfer, LLC

NASDAQ Capital Market (“Nasdaq”) Symbol	“HKIT”

(1)	The number of Class A Ordinary Shares to be outstanding after this Offering is based on 846,474 Class A Ordinary Shares outstanding immediately prior to this Offering, and gives effect to the issuance of up to 19,150,000 Class A Ordinary Shares in this Offering, assuming the full exercise of the Pre-Funded Warrants, and further assuming the Low Price equals the Floor Price of $1.5751 and the Ordinary Warrant holders elect to exercise all Ordinary Warrants through the zero price exercise feature while considering the election by the purchasers to receive an aggregate of 50,000 fewer Class A Ordinary Shares upon exercise of the Ordinary Warrants than would otherwise be issuable upon such exercise in light of the Company’s current authorized share capacity.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors described below and the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 20-F, and our other filings with the SEC and incorporated by reference in this prospectus supplement, together with all of the other information contained in this prospectus supplement. Our business, financial condition, and results of operations could be materially and adversely affected as a result of these risks. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

The prospectus supplement also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

We will have broad discretion in the use of the net proceeds from this Offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We currently intend to use the net proceeds from this Offering for business development and potential strategic acquisitions. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds from this Offering, and, accordingly, investors in this Offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. We may use the net proceeds in ways that do not improve our operating results or increase the value of your investment.

You may experience immediate and substantial dilution in the net tangible book value per share of the Class A Ordinary Shares you purchase in the Offering. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.

The offering price of $2.00 per Class A Ordinary Share in this Offering may exceed the pro forma net tangible book value per share of our Class A Ordinary Shares. Purchasers of securities in this Offering will incur immediate dilution in the net tangible book value of their investment. In addition, this Offering includes 4,000,000 Ordinary Warrants and the Class A Ordinary Shares issuable upon exercise thereof. Because the Ordinary Warrants contain cashless exercise and zero price exercise features, the number of Class A Ordinary Shares issuable upon exercise of the Ordinary Warrants may exceed the number of shares initially issuable upon a cash exercise of the Ordinary Warrants. Assuming the Low Price equals the Floor Price and all Ordinary Warrants are exercised pursuant to the zero price exercise feature, up to 15,150,000 Class A Ordinary Shares may be issuable upon exercise of the Ordinary Warrants, reflecting the election by the purchasers to receive an aggregate of 50,000 fewer Class A Ordinary Shares upon exercise of the Ordinary Warrants than would otherwise be issuable upon such exercise in light of the Company’s current authorized share capacity. The issuance of such shares would result in substantial dilution to existing shareholders and investors participating in this Offering. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you participate in this Offering.

In addition, to the extent that we raise additional capital in the future through the issuance of Class A Ordinary Shares or securities convertible into, exercisable for or exchangeable for Class A Ordinary Shares, our existing shareholders may experience further dilution, and any such newly issued securities may have rights, preferences or privileges senior to those of the Class A Ordinary Shares offered hereby.

Sales of our securities, or the perception that such sales may occur, could cause the market price of our Class A Ordinary Shares to fall.

In connection with this Offering, we are offering up to 19,150,000 Class A Ordinary Shares, including Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants and the Ordinary Warrants issued pursuant to the Securities Purchase Agreement and other related transaction documents. The issuance of these securities, including up to 15,150,000 Class A Ordinary Shares that may become issuable upon exercise of the Ordinary Warrants through the zero price exercise feature, could result in substantial dilution to existing shareholders and increase the number of Class A Ordinary Shares outstanding. Sales of a substantial number of Class A Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Class A Ordinary Shares and impair our ability to raise capital through future equity financings.

We are subject to regulations and continued requirements as our Class A Ordinary Shares are listed and traded on the Nasdaq Capital Market.

We are required to meet the continued listing standards for the Nasdaq Capital Market. If we fail to meet the continued listing standards, we may be found delinquent by Nasdaq or we may even face delisting by Nasdaq. The Nasdaq Capital Market requires that the average closing price of its listed Class A Ordinary Shares remain above $1.00 over a 30 consecutive business day period. In addition, to maintain a listing on the Nasdaq Capital Market, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements standards, our Class A Ordinary Shares could be subject to delisting. Delisting would have a negative effect on the price of our Class A Ordinary Shares and would impair your ability to sell our Class A Ordinary Shares when you wish to do so.

Our stock price may fluctuate significantly, and investors may not be able to sell their shares at an attractive price.

Immediately prior to this Offering, the market price of our Class A Ordinary Shares experienced significant volatility and substantial fluctuations over a relatively short period of time. There can be no assurance that the market price of our Class A Ordinary Shares will stabilize following this Offering, and the market price may continue to be volatile.

The trading price of our Class A Ordinary Shares may be volatile and subject to wide price fluctuations in response to various factors including:

●	market conditions in the broader stock market;

●	our capital structure and liquidity;

●	actual or anticipated fluctuations in our quarterly financial condition and results of operations;

●	introduction of new equipment or services by us or our competitors;

●	issuance of new or changed securities analysts’ reports or recommendations;

●	purchases and sales of large blocks of our Class A Ordinary Shares and the frequency and volume with which the Class A Ordinary Shares trades on the Nasdaq;

●	additions or departures of key personnel;

●	regulatory or political developments;

●	litigation and governmental investigations; and

●	changing economic conditions.

These and other factors may cause the market price and demand for our Class A Ordinary Shares to fluctuate substantially, which may limit or prevent investors from readily selling their shares of our Class A Ordinary Shares and may otherwise negatively affect the liquidity of our Class A Ordinary Shares. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If any of our shareholders were to bring a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

Future sales of our Class A Ordinary Shares in the public market could reduce our stock price, and any additional capital raised by us through the sale of equity or convertible securities may dilute our shareholders.

We may sell additional shares of Class A Ordinary Shares in public or private offerings and may also sell securities convertible to Class A Ordinary Shares. We may also be required to issue Class A Ordinary Shares at the vesting of certain awards.

We cannot predict the size of future issuances of our Class A Ordinary Shares or securities convertible into Class A Ordinary Shares or the effect, if any, that future issuances and sales of shares of our Class A Ordinary Shares will have on the market price of our Class A Ordinary Shares. Sales of substantial amounts of our Class A Ordinary Shares (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices of our Class A Ordinary Shares.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain or incorporate forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements reflect management’s beliefs and assumptions. In addition, these forward-looking statements reflect management’s current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that the expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

The factors described under “Risk Factors” in this prospectus supplement and in any documents incorporated by reference herein, and other factors could cause our or our industry’s future results to differ materially from historical results or those anticipated or expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.

You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. Any forward-looking statement speaks only as of the date of this prospectus supplement. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities offered under this prospectus supplement and the accompanying prospectus will be approximately $7.16 million (using an effective offering price of $2.0 per underlying Class A Ordinary Share issuable upon exercise of the Pre-Funded Warrants) after deducting estimated offering expenses payable by us.

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We currently intend to use the net proceeds from this Offering for general corporate purposes and working capital. As of the date of this prospectus supplement, we have not identified any potential acquisition targets. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of the securities offered hereby. Pending the use of the net proceeds from this Offering, if any, we may invest the net proceeds in investment grade, short-term interest-bearing obligations, such as money-market funds, certificates of deposit, or direct or guaranteed obligations of the United States government or hold the net proceeds as cash.

We are an offshore holding company with our operations conducted in China. In utilizing the proceeds from this Offering (to the extent any of such proceeds will be transferred into China), we may make loans to our subsidiaries in the PRC subject to the approval, registration, and filing with governmental authorities and limitation of amount, or we may make additional capital contributions to our wholly foreign-owned subsidiary in China. Any loans to our wholly foreign-owned subsidiary in China, which is treated as foreign-invested enterprises under PRC law, are subject to foreign exchange loan registrations with the National Development and Reform Commission, or the NDRC, and SAFE or its local branches. In addition, a foreign invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals or filings on a timely basis, if at all, with respect to future loans by us to our subsidiaries in the PRC or with respect to future capital contributions by us to such subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from the securities offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below. The following description of our memorandum and articles of association, as amended and restated from time to time, are summaries and do not purport to be complete.

As of the date of this prospectus supplement, our authorized share capital consists of US$316,000 divided into (i) 20,000,000 Class A Ordinary Shares of par value US$0.015 each, (ii) 150,000,000 Class B Ordinary Shares of par value US$0.0001 each and (iii) 10,000,000 preference shares of par value US$0.0001 each.

Our directors may, in their absolute discretion and without the approval of our shareholders, create and designate out of the unissued preference shares of our company one or more classes or series of preference shares, comprising such number of preference shares, and having such designations, powers, preferences, privileges and other rights, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, as our directors may determine. As of the date of this prospectus supplement, there are 846,474 Class A Shares and 8,192,000 Class B Ordinary Shares issued and outstanding. The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our Class A Shares and Class B Ordinary Shares.

Ordinary shares

Dividends. Subject to any rights and restrictions of any other class or series of shares, our board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. No dividends shall be declared by the board out of our company except the following:

●	profits; or

●	“share premium account,” which represents the excess of the price paid to our company on issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

However, no dividend shall bear interest against the Company.

Voting Rights. Holders of Class A Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights as set forth in our memorandum and articles of association. In respect of matters requiring a vote of all shareholders, each holder of Class A Shares will be entitled to one vote per one Class A Share and each holder of Class B Ordinary Shares will be entitled to 15 votes per one Class B Ordinary Share. The Class B Ordinary Shares are convertible into Class A Shares at any time after issuance at the option of the holder on a one-to-one basis.

On a show of hands, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each Class A Share and 15 votes for each Class B Ordinary Share of which he or the person represented by proxy is the holder. On a poll, a Class A shareholder shall have one vote for each Class A Share he holds whereas a Class B Ordinary shareholder shall have 15 votes for each Class B Ordinary Share he holds, unless any share carries special voting rights. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Any ordinary resolution to be made by the shareholders requires the affirmative vote of a simple majority of the votes cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast.

Under Cayman Islands law, some matters, such as amending the memorandum and articles of association, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require approval of shareholders by a special resolution.

There are no limitations on non-residents or foreign shareholders in the memorandum and articles of association to hold or exercise voting rights on the Class A Shares or Class B Ordinary Shares imposed by foreign law or by the charter or other constituent document of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the Class A Shares or Class B Ordinary Shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of Class A Shares or Class B Ordinary Shares in the Company have been paid.

Winding Up; Liquidation. Upon the winding up of our company, after the full amount that holders of any issued shares ranking senior to the Class A Shares or Class B Ordinary Shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our Class A Shares or Class B Ordinary Shares are entitled to receive any remaining assets of the Company available for distribution as determined by the liquidator. The assets received by the holders of our Class A Shares or Class B Ordinary Shares in a liquidation may consist in whole or in part of property, which is not required to be of the same kind for all shareholders.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Class A Shares or Class B Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. Any Class A Shares or Class B Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. We may issue shares that are, or at its option or at the option of the holders are, subject to redemption on such terms and in such manner as it may, before the issue of the shares, determine. Under the Companies Act, shares of a Cayman Islands company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the memorandum and articles of association authorize this and it has the ability to pay its debts as they come due in the ordinary course of business.

No Preemptive Rights. Holders of Class A Shares or Class B Ordinary Shares will have no preemptive or preferential right to purchase any securities of our company.

Variation of Rights Attaching to Shares. If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the memorandum and articles of association, be varied or abrogated with the consent in writing of the holders of three-fourth of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Anti-Takeover Provisions. Some provisions of our current memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more Class And to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members

Under Cayman Islands law, we must keep a register of members and there shall be entered therein:

(a)	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

(b)	the date on which the name of any person was entered on the register as a member;

(c)	the date on which any person ceased to be a member; and

(d)	whether voting rights are attached to the share in issue.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members shall be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name.

However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our Class A Shares or Class B Ordinary Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preference shares

Our amended and restated memorandum and articles of association authorizes the issuance of 10,000,000 preference shares with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without shareholder approval, to issue preference shares with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of our Class A Shares and Class B Ordinary Shares. We may issue some or all of the preference shares to effect a business combination. In addition, the preference shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.

In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66.6% in value) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the director of the Cayman Islands company is required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands company, the director of the Cayman Islands company is further required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a businessman would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of U.S. corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions.

When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits.

Maples and Calder (Cayman ) LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of civil liabilities.

The Cayman Islands has a different body of securities laws as compared to the United States and may provide less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We were advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the U.S. predicated upon the civil liability provisions of the federal securities laws of the U.S. or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the U.S. or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the U.S., the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies.

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue negotiable or bearer shares or shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Vstock Transfer, LLC is the transfer agent and registrar for our Class A Shares and Class B Ordinary Shares. Its principal office is at 18 Lafayette Place, Woodmere, New York 11598.

DIVIDEND POLICY

We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in the PRC for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiary to pay dividends to us. We have not declared any cash dividends since inception, and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, support our operations, and finance the growth and development of our business. The payment of dividends is within the discretion of the Board and will depend on our earnings, capital requirements, financial condition, prospects, applicable law, which provides that dividends are only payable out of surplus or current net profits, and other factors our Board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our Class A Ordinary Shares other than those generally imposed by applicable law.

DILUTION

If you purchase our securities in this Offering, you will experience dilution to the extent of the difference between the offering price per share of our securities in this Offering and the as adjusted net tangible book value per share of our Class A Ordinary Shares after this Offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of our Class A Ordinary Shares issued and outstanding as of December 31, 2025.

Our historical net tangible book value at December 31, 2025 was $35,763,250 or approximately $4.29 per share of our Class A Ordinary Shares.

After giving effect to the sale of up to 19,150,000 Class A Ordinary Shares (including the Warrant Shares assuming full exercise of the Pre-Funded Warrants and further assuming the Low Price equals the Floor Price of $1.5751 and the Ordinary Warrant holders elect to exercise all Ordinary Warrants through the zero price exercise feature) in this Offering, for aggregate gross proceeds of approximately $8,000,000, at an effective offering price of $2.0 per share of Class A Ordinary Shares, and after deducting Placement Agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2025 would have been approximately $42,920,752 or approximately $3.48 per share of our Class A Ordinary Shares. This represents an immediate decrease in the net tangible book value of $0.81 per share of our Class A Ordinary Shares to existing shareholders and an immediate negative dilution in net tangible book value of approximately $1.48 per share of our Class A Ordinary Shares to new investors. The following table illustrates per share dilution:

Effective offering price per Class A Ordinary Share	$2.00
Net tangible book value per share as of December 31, 2025	$4.29
Increase in net tangible book value per share attributable to this Offering	$(0.81)
Adjusted net tangible book value per share as of June 30, 2025, after giving effect to this Offering	$3.48
Dilution per share to new investors purchasing shares in this Offering	$(1.48)

The securities sold in this Offering will be sold at fixed prices. An increase of $1.00 per share in the effective offering price from $3.48 per underlying share shown in the table above would increase our adjusted net tangible book value per share after the Offering to $3.90 per share and would decrease the negative dilution in net tangible book value per share to new investors in this Offering of $0.90 per share, after deducting estimated offering expenses and Placement Agent commissions payable by us.

The information above is based on an aggregate of 21,107,364 Class A ordinary shares, par value $0.0001 per share, and 8,192,000 Class B ordinary shares, par value $0.0001 per share, issued and outstanding as of December 31, 2025 (without giving retroactive effect to the Company’s 1-for-50 reverse share split effected in March 2026 and 1-for-3 reverse share split effected in May 2026), and excludes up to 14,907,000 Class A Ordinary Shares issuable upon the exercise of warrants, at an exercise price of $0.55 per share, issued to certain warrant holders pursuant to a Securities Purchase Agreement, dated July 29, 2024, in a private placement (with the number of warrant shares and exercise price not adjusted to give retroactive effect to such reverse share splits).

To the extent that outstanding options or warrants are exercised, or we issue other shares, investors purchasing shares in this Offering could experience further dilution. In addition, to the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our shareholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Class A Ordinary Shares

For a description of the material terms of our Class A Ordinary Shares, see the section titled “Description of Share Capital” in the accompanying prospectus.

Class A Ordinary Shares Underlying Pre-Funded Warrants

Certain of the Class A Ordinary Shares offered hereby are issuable upon the exercise of Pre-Funded Warrants that are being issued to certain purchasers in lieu of Class A Ordinary Shares. Each Pre-Funded Warrant offered hereby will be exercisable for one (1) Class A Ordinary Share. The Pre-Funded Warrants will be issued to certain purchasers pursuant to the Securities Purchase Agreement and will be exercisable beginning on the initial exercise date as stipulated in the Securities Purchase Agreement until they are exercised in full. The nominal exercise price of each Pre-Funded Warrant will be $0.015 per share, subject to adjustment as described therein.

A holder may exercise a Pre-Funded Warrant, in whole or in part, by delivering a notice of exercise and paying the aggregate exercise price for the Class A Ordinary Shares to be issued upon exercise, unless the cashless exercise procedure specified in the Pre-Funded Warrants is available and elected by the holder.

The Pre-Funded Warrants will not be exercisable to the extent the holder, together with its affiliates and attribution parties, would beneficially own more than 4.99% of our outstanding Class A Ordinary Shares immediately after exercise, or, at the holder’s election prior to issuance, 9.99%. A holder may increase or decrease this beneficial ownership limitation upon notice to us, provided that no increase above the initial limitation will be effective until the sixty-first (61st) day after such notice is delivered to us, and in no event may the limitation exceed 9.99%.

The exercise price and number of Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants are subject to customary adjustment in the event of share splits, share dividends, share combinations and similar events. In addition, if we declare dividends or other distributions on our Class A Ordinary Shares, holders of the Pre-Funded Warrants will be entitled to participate in such distributions on an as-exercised basis, subject to the beneficial ownership limitation

Class A Ordinary Shares Underlying Ordinary Warrants

Certain of the Class A Ordinary Shares offered hereby are issuable upon the exercise of Ordinary Warrants that are being issued to purchasers of the Class A Ordinary Shares and/or Pre-Funded Warrants pursuant to the Securities Purchase Agreement. The Ordinary Warrants will become exercisable upon issuance and will expire on the one-year anniversary of the initial exercise date. The exercise price of each Ordinary Warrant is $4.5678 per share, subject to adjustment as provided therein. A holder may exercise an Ordinary Warrant, in whole or in part, by delivering a notice of exercise and paying the aggregate exercise price for the Class A Ordinary Shares to be issued upon exercise. Under certain circumstances specified in the Ordinary Warrants, holders may also elect a cashless exercise.

In addition, a holder may, at any time and in its sole discretion, exercise an Ordinary Warrant in whole or in part through a “zero price exercise.” Upon a zero price exercise, the holder will be entitled to receive a number of Class A Ordinary Shares equal to the product of (i) the aggregate number of Class A Ordinary Shares that would otherwise be issuable upon a cash exercise of the Ordinary Warrant and (ii) a fraction, the numerator of which is the exercise price minus the lowest VWAP of the Class A Ordinary Shares during the ten trading days immediately preceding the exercise date (the “Low Price”), and the denominator of which is 50% of the Low Price. The zero price exercise feature is only available when the Low Price is lower than the then-applicable exercise price. At no time may the Low Price be lower than the Floor Price.

The “Floor Price” is $1.5751 per share, subject to adjustment for share splits, share combinations, recapitalizations and similar transactions.

This prospectus supplement and the accompanying prospectus also cover the Class A Ordinary Shares issuable upon exercise of the Ordinary Warrants. As a result of the zero price exercise feature, we do not expect to receive cash proceeds from the exercise of the Ordinary Warrants because holders may elect to exercise the Ordinary Warrants through the zero price exercise mechanism rather than pay the exercise price in cash. Assuming the Low Price equals the Floor Price of $1.5751 and all Ordinary Warrants are exercised through the zero price exercise feature, up to 15,150,000 Class A Ordinary Shares may be issuable upon exercise of the Ordinary Warrants, reflecting the election by the purchasers to receive an aggregate of 50,000 fewer Class A Ordinary Shares upon exercise of the Ordinary Warrants than would otherwise be issuable upon such exercise in light of the Company’s current authorized share capacity, and the Company would not receive any cash proceeds from such exercises.

The Ordinary Warrants contain customary anti-dilution adjustments for share splits, share dividends, share combinations, recapitalizations and similar transactions.

For purposes of the Ordinary Warrants, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class A Ordinary Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Class A Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Class A Ordinary Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Class A Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Class A Ordinary Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Class A Ordinary Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Class A Ordinary Share so reported, or (d) in all other cases, the fair market value of one Class A Ordinary Share as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Ordinary Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Transfer Agent and Registrar

Our transfer agent and registrar for all securities registered under Section 12 of the Exchange Act is VStock Transfer, LLC located at 18 Lafayette Pl, Woodmere, New York 11598. Their telephone number is (212) 828-8436.

PLAN OF DISTRIBUTION

We have engaged Univest Securities, LLC to act as our Placement Agent with respect to this Offering, subject to the terms and conditions of that certain Placement Agency Agreement, dated June 2, 2026, by and between us and the Placement Agent. The Placement Agent has agreed to act as our placement agent on a “reasonable best efforts” basis in connection with the Offering. The Placement Agent is not purchasing any of the securities offered by us in this Offering and is not required to arrange for the purchase or sale of any specific number or dollar amount of securities. The terms of this Offering were subject to market conditions and negotiations between us and the purchaser. We have entered into a Securities Purchase Agreement directly with that certain purchasers in connection with this Offering pursuant to this prospectus supplement and the accompanying prospectus, and we will only sell to investors who have entered into the Securities Purchase Agreement. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

We expect to deliver the Class A Ordinary Shares, the Pre-Funded Warrants and the Ordinary Warrants pursuant to the terms and conditions set forth in the Securities Purchase Agreement, and such Class A Ordinary Shares being offered pursuant to this prospectus supplement on or about June 3, 2026, subject to satisfaction of customary closing conditions.

We have agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this Offering. We have also agreed to reimburse the Placement Agent for all reasonable travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal counsel, in an amount not to exceed an aggregate of $100,000. The following table shows the total Placement Agent fee we will pay, before expenses:

	Per Class A Ordinary Shares	Per Pre-Funded Warrant(2)	Total
Registered Direct Offering Price	$2.0	$1.985	$8,000,000
Placement Agent fee(1)	$0.14	$0.14	$560,000
Proceeds to us, before expenses	$1.86	$1.86	$7,440,000

(1)	We have agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this Offering.
(2)

The purchase price of each Pre-Funded Warrant is $1.985, and the exercise price of each Pre-Funded Warrant is $0.015 per share. The table above uses an effective offering price of $2.0 per underlying Class A Ordinary Share issuable upon exercise of the Pre-Funded Warrants.

he Placement Agent reserves the right to reduce any item of its compensation or adjust (in our favor) the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Placement Agent’s aggregate compensation is in excess of FINRA’s rules and regulations or that the terms thereof require adjustment.

Indemnification

We have agreed to indemnify the Placement Agent and certain other persons against certain liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal, if any, might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not engage in any stabilization activity in connection with our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The offering price of the securities we are offering was negotiated between us and the purchasers, in consultation with the Placement Agent, based on the trading of our Class A Ordinary Shares, market conditions and other factors deemed relevant. The sale of the securities to the purchaser is being made pursuant to the Securities Purchase Agreement.

Electronic Distribution

This prospectus supplement in electronic format may be made available on websites or through other online services maintained by the Placement Agent. Other than this prospectus supplement in electronic format, the information on the Placement Agent’s websites and any information contained in any other websites maintained by the Placement Agent is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or the Placement Agent in its capacity as placement agent, and should not be relied upon by investors.

Listing

Our Class A Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “HKIT.” The Pre-Funded Warrants or the Ordinary Warrants will not be listed on any securities exchange or other trading market.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates may, from time to time, in the ordinary course of business, perform various commercial and investment banking and financial advisory services for us and our affiliates, for which they may receive customary fees and expenses. In addition, in the ordinary course of their business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities, or related derivative securities, and financial instruments for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities.

LEGAL MATTERS

We are being represented by McCarter & English, LLP, New York, New York with respect to certain legal matters as to United States federal securities and New York State Law. The validity of the Class A Ordinary Shares offered by this prospectus was passed upon by Maples and Calder (Cayman) LLP, Grand Cayman, Cayman Islands.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2025 and 2024 and for each of three years in the period ended December 31, 2025 appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2025, have been audited by Wei Wei & Co., LLP, as set forth in its report thereon. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement. This prospectus supplement and the accompanying base prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”). We incorporate by reference the following documents or information that we have filed with the SEC:

●	our Annual Report for the year ended December 31, 2025 on Form 20-F on April 24, 2026;

●	our Reports of Foreign Private Issuer on Form 6-K filed with the SEC on May 26, 2026.

●	the description of our ordinary shares set forth in the registration statement on Form 8-A, filed with the SEC on March 29, 2023, as updated by the description of our Class A ordinary shares contained in Exhibit 2.2 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 24, 2026, and any other amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Our annual report for the fiscal year ended December 31, 2025 contains a description of our business and audited consolidated financial statements with a report by our independent auditor. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Securities Exchange Act of 1934, as amended shall be incorporated by reference into this prospectus.

Any statement contained in a document that is incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

HiTek Global Inc.

Unit 304, No. 30 Guanri Road, Siming District

Xiamen City, Fujian Province, People’s Republic of China

+86 592-5395967

Attn: Investor Relations

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 16, 2024

PROSPECTUS

$120,000,000

HITEK GLOBAL INC.

Class A Ordinary Shares

Hitek Global Inc. (the “Company,” “our company,” or “we”) may offer to sell, from time to time, our Class A ordinary shares, $0.0001 par value per share (“Class A Shares”). The aggregate offering price of the Class A Shares issued under this prospectus may not exceed $120,000,000. The prices of the Class A Shares that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

This prospectus provides a general description of the Class A Shares we may offer. We will provide the specific terms of the offering of the Class A Shares in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference before you invest in any of our securities. This prospectus may not be used to offer or sell any Class A Shares unless accompanied by the applicable prospectus supplement.

The Class A Shares issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus. The Class A Shares are listed on The NASDAQ Capital Market (“Nasdaq”) under the symbol “HKIT.” On May 15, 2024, the closing price of a Class A Share on Nasdaq was $1.46.

The aggregate market value of our outstanding Class A Shares held by non-affiliates is $8,423,271 based on 6,035,364 Class A Shares outstanding, of which 5,769,364 shares are held by non-affiliates, and a per share price of $1.46 based on the closing sale price of our ordinary shares as reported by the Nasdaq Capital Market on May 15, 2024. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

The securities offered in this offering are of the offshore holding company Hitek Global Inc. (the “Company”), which owns equity interests, directly or indirectly, of the operating subsidiaries. Subsidiaries conduct operations in China and the holding company does not conduct operations in China. Unless otherwise stated, as used in this prospectus and in the context of describing our operations and consolidated financial information, “Hitek,” “we,” “us,” “Company,” or “our” refers to Hitek Global Inc., a Cayman Islands exempted company.

We are an offshore holding company incorporated in the Cayman Islands. As a holding company with no material operations, our operations were conducted in China by our subsidiaries and through contractual arrangements (“VIE Agreements”) with a variable interest entity, Xiamen Hengda HiTek Computer Network Co., Ltd. and its subsidiaries (the “VIE”). Neither we nor our subsidiaries own any equity interests in the VIE. The VIE Agreements enable us to consolidate the financial results of the VIE in our consolidated financial statements under generally accepted accounting principles in the U.S. (“U.S. GAAP”), and the structure involves unique risks to investors. The VIE structure provides contractual exposure to foreign investment in China-based companies.

This is an offering of Class A Shares of the offshore holding company in Cayman Islands, instead of shares of the VIE in China. Therefore, you are not investing in and may never hold equity interests in the VIE. The VIE Agreements by and among Tian Dahai (Xiamen) Information Technology Co. Ltd. (the “WFOE”), the VIE, and the VIE’s shareholders include (i) certain power of attorney agreements and equity interest pledge agreement, pursuant to which shareholders of the VIE pledged all of their equity interests in the VIE to WFOE guarantee the performance of the VIE’s obligations under the exclusive technical consulting and service agreement; (ii) an exclusive technical consulting and service agreement which allows WFOE to receive substantially all of the economic benefits from the VIE; and (iii) certain exclusive equity interest purchase agreements which provide WFOE with an exclusive option to purchase all or part of the equity interests in and/or assets of the VIE when and to the extent permitted by the laws of the People’s Republic of China (“PRC”). Through the VIE Agreements among WFOE, the VIE and the VIE’s shareholders, we are deemed to have a controlling financial interest in, and be the primary beneficiary of, the VIE for accounting purposes only and must consolidate the VIE because it met the conditions under U.S. GAAP to consolidate the VIE.

However, the VIE structure cannot completely replicate a foreign investment in China-based companies, as the investors will not and may never hold equity interests in the Chinese operating entities. Instead, the VIE structure provides contractual exposure to foreign investment in us. Because we do not hold equity interests in the VIE, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of internet technology companies, regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements as they have not been tested in a court of law. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations and the value of Class A Shares may depreciate significantly or become worthless.

The VIE Agreements may not be effective in providing control over the VIE. We may also be subject to sanctions imposed by PRC regulatory agencies including the Chinese Securities Regulatory Commission (“CSRC”) if we fail to comply with their rules and regulations.

We are subject to legal and operational risks associated with the VIE’s operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in the VIE’s operations, significant depreciation of the value of our Class A Shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. The PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

Pursuant to the PRC Cybersecurity Law, promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affects or may affect national security, it should be subject to cybersecurity review by the Cyberspace Administration of China (“CAC”). Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear. On December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures (the “CAC Revised Measures”) to replace the original Cybersecurity Review Measures. The CAC Revised Measures took effect on February 15, 2022. Pursuant to the CAC Revised Measures, if critical information infrastructure operators purchase network products and services, or network platform operators conduct data processing activities that affect or may affect national security, they will be subject to cybersecurity review. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments) (the “Cyber Data Security Measure (Draft),” which requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. The cybersecurity review will evaluate, among others, the risk of critical information infrastructure, core data, important data, or a large amount of personal information being influenced, controlled or maliciously used by foreign governments and risk of network data security after going public overseas. As confirmed by our PRC counsel, Jingtian & Gongcheng, we are not subject to cybersecurity review with the CAC in accordance with the CAC Revised Measures, because (i) we are not in possession of or otherwise holding personal information of over one million users and it is also very unlikely that it will reach such threshold in the near future; and (ii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator. However, since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. exchange. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a PRC company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such PRC company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. In addition, on February 24, 2023, the CSRC, together with the Ministry of Finance of the PRC, the National Administration of State Secrets Protection and the National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing which was issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009 (the “Provisions”). The revised Provisions were issued under the title Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding its application to cover indirect overseas offerings and listings, as is consistent with the Trial Measures. The revised Provisions require that, including but not limited to (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. As of the date of this prospectus, as advised by Jingtian & Gongcheng, our PRC counsel, we have not received any formal inquiry, notice, warning, sanction, or objection from the CSRC with respect to this offering. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. If it is determined that we are subject to the Trial Measures for the listing of the Class A Shares on Nasdaq, we may fail to obtain required approval, complete required filing or meet such requirements in a timely manner or at all, or completion could be rescinded. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless.

Furthermore, as an auditor of companies that are registered with the U.S Securities and Exchange Commission (the “SEC”) and publicly traded in the United States and a firm registered with the U.S. Public Company Accounting Oversight Board (the “PCAOB”), our auditor, Wei, Wei & Co., LLP, is headquartered in the United States and is required under the laws of the United States to undergo regular inspections by the PCAOB to assess their compliance with the laws of the United States and professional standards. Although we operate through the VIE in mainland China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese government authorities, our auditor is currently inspected fully by the PCAOB. Inspections of other auditors conducted by the PCAOB outside mainland China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality.

Even though our auditor, Wei, Wei & Co., LLP, is based in the United States and under full inspection by the PCAOB and we believe it is not currently subject to the determinations by the PCAOB on December 16, 2021, if any PRC law relating to the access of the PCAOB to auditor files were to apply to a company such as the VIE or its auditor, the PCAOB may be unable to fully inspect our auditor, which may result in our securities being delisted or prohibited from being traded “over-the-counter” pursuant to the Holding Foreign Companies Accountable Act and materially and adversely affect the value and/or liquidity of your investment. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), and if it were enacted, would require foreign companies to comply with the PCAOB audits within two consecutive years instead of three consecutive years, which would reduce the time before our securities may be prohibited from trading or be delisted. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. Furthermore, Wei, Wei & Co., LLP is not among the auditor firms listed on a Holding Foreign Companies Accountable Act (“HFCA Act”) Determination List, which includes all of the auditor firms that the PCAOB is not able to inspect. There are risks and uncertainties which we cannot foresee for the time being, and rules and regulations in the PRC can change quickly with little or no advance notice. The PRC government may intervene or influence the VIE’s future operations in the PRC at any time, or may exert more control over offerings conducted overseas and/or foreign investment in companies like us. In the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause trading in our securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist our securities.

On August 26, 2022, the China Securities Regulatory Commission, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

Our management monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiary in Hong Kong, Hitek HK, and the consolidated VIE in mainland China, for our cash and financing requirements. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. In order for us to pay dividends to our shareholders, we will rely on payments made from the VIE to WFOE, pursuant to VIE Agreements between them, and the distribution of such payments to HiTek HK as dividends from WFOE. Certain payments from the VIE to WFOE are subject to PRC taxes, including business taxes and VAT. We intend to keep any future earnings to re-invest in and finance the expansion of our business, and we do not anticipate that any cash dividends will be paid or any assets will be transferred in the foreseeable future. As of the date of this prospectus, there has been no distribution of dividends or assets among the holding company, the subsidiary or the consolidated VIE. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to the consolidated VIE via capital contribution or shareholder loans, as the case may be. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

In addition, we are an “emerging growth company” as defined under the Federal securities laws and will be subject to reduced public company reporting requirements.

Furthermore, we are a “controlled company” as defined under the Nasdaq Stock Market Rules because Mr. Shenping Yin, our founder, the chairman of our board of directors and his wife, Ms. Xiaoyang Huang, our chief executive officer, will beneficially own all of the Company’s Class B ordinary shares and will be able to exercise more than 50% of our total voting power. Therefore, we may elect not to comply with certain corporate governance requirements of Nasdaq. Currently, we do not plan to utilize the “controlled company” exemptions with respect to our corporate governance practice after we complete this offering.

You should carefully read this prospectus and the documents incorporated by reference into this prospectus before investment.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the risk factors section contained in the applicable prospectus supplement and the documents we incorporate by reference into this prospectus to read about factors you should consider before investing in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2024

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the SEC. By using a shelf registration statement, we! may, at any time and from time to time, offer and sell up to US$120,000,000 of the securities as described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or the prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements of a forward-looking nature. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provision under Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as defined in the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. These forward-looking statements relate to, among others:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	impact of the COVID-19 pandemic on our business, results of operations, financial condition and cash flows;

●	our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

i

●	current and future economic and political conditions;

●	the response of participants using ACTCS (as such term is defined herein) tax device or its supporting services to any difficulties encountered by companies filing VAT (as such term is defined herein) through these systems;

●	changes in the regulations of PRC government bodies and agencies relating to VAT collection procedure and ACTCS business;

●	our ability to provide participants in projects using our services with a secure and acceptable payment method;

●	our ability to continue to operate through the VIE structure;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to protect our intellectual property rights and secure the right to use other intellectual property that we deem to be essential or desirable to the conduct of our business;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	our ability to retain the services of Ms. Xiaoyang Huang, our Chief Executive Officer;

●	overall industry and market performance; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

You should read these statements in conjunction with the risks discussed under the heading “Risk Factors” included in the applicable prospectus supplement or under similar headings in other documents which are incorporated by reference in this prospectus. Moreover, we operate in an emerging and evolving environment. New risks may emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the impact of such risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statements. The forward-looking statements made in this prospectus and the documents incorporated by reference herein relate only to events or information as of the date on which the statements are made in this prospectus and such incorporated documents. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents incorporated by reference herein and have filed as exhibits to this prospectus and the incorporated documents, completely and with the understanding that our actual future results may be materially different from what we expect.

ii

OUR COMPANY

We are an offshore holding company incorporated in the Cayman Islands. As a holding company with no material operations, our operations were conducted in China by (i) Haitian Weilai, our indirect subsidiary, (ii) the VIE, Hitek and the VIE’s subsidiaries, Huasheng and Huoerguosi. Neither we nor our subsidiaries own any equity interests in the VIE. WFOE, the VIE and the shareholders of the VIE entered into a series of contractual arrangements (the “VIE Agreements”) pursuant to which we are able to consolidate the financial results of the VIE in our consolidated financial statements because we are deemed as the primary beneficial of the VIE under generally accepted accounting principles in the U.S. (“U.S. GAAP”), and this structure involves unique risks to investors.

The following diagram illustrates our corporate structure as of the date of this filing. All percentages in the following diagram reflect the voting ownership interests instead of the equity interests held by each of our shareholders given that each holder of Class B Ordinary Shares will be entitled to 15 votes per one Class B Ordinary Share, and each holder of Class A Shares will be entitled to one vote per one Class A Share:

The VIE Agreements included: Exclusive Technical Consulting and Service Agreement, Equity Interest Pledge Agreement, Exclusive Equity Interests Purchase Agreement, and Powers of Attorney. None of the agreements has been tested in a court of law. Through the VIE Agreements among WFOE, the VIE and the VIE’s shareholders, we are deemed to have a controlling financial interest in, and be the primary beneficiary of, the VIE for accounting purposes only and must consolidate the VIE because it met the conditions under U.S. GAAP to consolidate the VIE. However, the VIE structure cannot completely replicate a foreign investment in China-based companies, as the investors will not and may never hold equity interests in the Chinese operating entities. Instead, the VIE structure provides contractual exposure to foreign investment in us.

Because we do not hold equity interests in the VIE, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of internet technology companies, regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations and the value of the Class A Shares may depreciate significantly or become worthless.

We are subject to certain legal and operational risks associated with the VIE’s operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in the VIE’s operations, significant depreciation of the value of our Class A Shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. exchange.

We cannot assure you the PRC courts or regulatory authorities may not determine our corporate structure and VIE Agreements violate PRC laws, rules or regulations. If the PRC courts or regulatory authorities determine our contractual arrangements are in violation of applicable PRC laws, rules or regulations, the VIE Agreements will become invalid or unenforceable, and the VIE will not be treated as a VIE and we will not be entitled to treat the VIE’s assets, liabilities and results of operations as our assets, liabilities and results of operations, which could effectively eliminate the assets, revenue and net income of the VIE from our balance sheet, which would most likely require us to cease conducting our business and would result in the delisting of our Class A Shares from the Nasdaq Capital Market after this offering and a significant impairment in the market value of our Class A Shares. If the VIE structure is determined to be in violation of any existing or future PRC laws, rules or regulations, or if our WFOE or the VIE fails to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including: imposing fines on the WFOE or the VIE, revoking the business and operating licenses of WFOE or the VIE, discontinuing or restricting the operations of WFOE or the VIE; imposing conditions or requirements with which we, WFOE, or the VIE may not be able to comply; requiring us, WFOE, or the VIE to restructure the relevant ownership structure or operations which may significantly impair the rights of the holders of our Class A Shares in the equity of the VIE; and restricting or prohibiting our use of the proceeds from our initial public offering to finance our business and operations in China.

Business Overview

We are an information technology (“IT”) consulting and solutions service provider focusing on delivering services to business in various industry sectors in China. As of the date of prospectus, we have two lines of businesses—1) services to small and medium businesses, which consists of Anti-Counterfeiting Tax Control System (“ACTCS”) tax devices, including Golden Tax Disk (“GTD”) and printers, ACTCS services, and IT services, and 2) services to large businesses, which consists of hardware sales and software sales. We expect to actively develop our system integration services and online service platform in the near future. Our vision is to become a one-stop consulting destination for holistic IT and other business consulting services in China.

The VIE is authorized to carry out the sales of GTD and a market leader in the Xiamen metropolitan area with respect to ACTCS tax devices and services since 1996. We provide our customers with the necessary ACTCS for their value added tax (“VAT”) reporting, collection and processing. VAT reporting is mandatory for all business enterprises in China. The ACTCS is one of the two major VAT control systems that a business entity may choose to comply with the VAT reporting requirements. Developed by the PRC government, ACTCS was intended to effectively eliminate counterfeit invoices, providing accurate and complete tax information for the regional and national audit system. We are authorized by the State Taxation Bureau, Xiamen Branch, as one of the first ACTCS service providers in the Xiamen metropolitan area. GTD is an ACTCS device necessary for normal operation of ACTCS software. The purchase of GTD is allowed only in conjunction with the use of the ACTCS software and its supporting services. Since 1996, we have been the number one ACTCS services provider for Xiamen business enterprises according to the data compiled by Xiamen Province Taxation Bureau.

Complementing our physical service center, we started developing online service center in 2018 to enable tens of thousands of businesses in the Xiamen metropolitan area to securely process VAT reporting and payment from their desktop virtually anytime and anywhere. Currently, our customers range from small, medium to large enterprises across industries in the Xiamen metropolitan area.

In April 2021, WFOE established a wholly-owned subsidiary, Xiamen Haitian Weilai Technology Co., Ltd. (“Haitian Weilai”) under the laws of the PRC. The strategy purpose of establishing the new subsidiary is for the integration of tax invoicing management services from the VIE to Haitian Weilai.

As part of the services provided to large businesses, the VIE currently sells its Communication Interface System (“CIS”), its self-developed software which provides embedded system interface solutions for large businesses. CIS is a universal embedded interface system used in petrochemical and coal businesses to collect industrial, electricity, facility pressure and temperature statistics and convert to readable format for analytical purposes.

As part of our services provided to large businesses, Huasheng sold hardware such as laptops, printers, desktop computers and associated accessories, together with certain internet servers, cameras and monitors. Huasheng’s major business strategy in its market was to connect and source through exclusive relationships with manufacturers so that Huasheng could offer competitively priced hardware. Huasheng has established its online support system in the beginning of 2018. The online system further enhanced Huasheng’s customer experience, which is complemented by highly trained professionals and attractive physical store environment. From the beginning of 2022, Huasheng transferred the above business to the VIE.

CORPORATE INFORMATION

Our principal executive offices are located at Unit 304, No. 30 Guanri Road, Siming District, Xiamen City, Fujian Province, PRC. Our telephone number at this address is +86 592-5395967. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You can also find information on our website at http://www.xmhitek.com. The information contained on our website is not a part of this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risk factors discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks and uncertainties discussed under the heading “Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below. The following description of our memorandum and articles of association, as amended and restated from time to time, are summaries and do not purport to be complete.

As of May 16, 2024, our authorized share capital consists of $50,000 divided into 500,000,000 shares, par value US$0.0001 per share, comprised of 431,808,000 Class A Shares, 58,192,000 Class B Ordinary Shares, and 10,000,000 preference shares.

Our directors may, in their absolute discretion and without the approval of our shareholders, create and designate out of the unissued preference shares of our company one or more classes or series of preference shares, comprising such number of preference shares, and having such designations, powers, preferences, privileges and other rights, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, as our directors may determine. As of the date hereof, there are 6,035,364 Class A Shares and 8,192,000 Class B Ordinary Shares issued and outstanding. The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our Class A Shares and Class B Ordinary Shares.

Ordinary shares

Dividends. Subject to any rights and restrictions of any other class or series of shares, our board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. No dividends shall be declared by the board out of our company except the following:

●	profits; or

●	“share premium account,” which represents the excess of the price paid to our company on issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

However, no dividend shall bear interest against the Company.

Voting Rights. Holders of Class A Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights as set forth in our memorandum and articles of association. In respect of matters requiring a vote of all shareholders, each holder of Class A Shares will be entitled to one vote per one Class A Share and each holder of Class B Ordinary Shares will be entitled to 15 votes per one Class B Ordinary Share. The Class B Ordinary Shares are convertible into Class A Shares at any time after issuance at the option of the holder on a one-to-one basis.

On a show of hands, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each Class A Share and 15 votes for each Class B Ordinary Share of which he or the person represented by proxy is the holder. On a poll, a Class A shareholder shall have one vote for each Class A Share he holds whereas a Class B Ordinary shareholder shall have 15 votes for each Class B Ordinary Share he holds, unless any share carries special voting rights. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Any ordinary resolution to be made by the shareholders requires the affirmative vote of a simple majority of the votes cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast.

Under Cayman Islands law, some matters, such as amending the memorandum and articles of association, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require approval of shareholders by a special resolution.

There are no limitations on non-residents or foreign shareholders in the memorandum and articles of association to hold or exercise voting rights on the Class A Shares or Class B Ordinary Shares imposed by foreign law or by the charter or other constituent document of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the Class A Shares or Class B Ordinary Shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of Class A Shares or Class B Ordinary Shares in the Company have been paid.

Winding Up; Liquidation. Upon the winding up of our company, after the full amount that holders of any issued shares ranking senior to the Class A Shares or Class B Ordinary Shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our Class A Shares or Class B Ordinary Shares are entitled to receive any remaining assets of the Company available for distribution as determined by the liquidator. The assets received by the holders of our Class A Shares or Class B Ordinary Shares in a liquidation may consist in whole or in part of property, which is not required to be of the same kind for all shareholders.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Class A Shares or Class B Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. Any Class A Shares or Class B Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. We may issue shares that are, or at its option or at the option of the holders are, subject to redemption on such terms and in such manner as it may, before the issue of the shares, determine. Under the Companies Act, shares of a Cayman Islands company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the memorandum and articles of association authorize this and it has the ability to pay its debts as they come due in the ordinary course of business.

No Preemptive Rights. Holders of Class A Shares or Class B Ordinary Shares will have no preemptive or preferential right to purchase any securities of our company.

Variation of Rights Attaching to Shares. If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the memorandum and articles of association, be varied or abrogated with the consent in writing of the holders of three-fourth of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Anti-Takeover Provisions. Some provisions of our current memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more Class And to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members

Under Cayman Islands law, we must keep a register of members and there shall be entered therein:

(a)	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

(b)	the date on which the name of any person was entered on the register as a member;

(c)	the date on which any person ceased to be a member; and

(d)	whether voting rights are attached to the share in issue.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members shall be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name.

However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our Class A Shares or Class B Ordinary Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preference shares

Our amended and restated memorandum and articles of association authorizes the issuance of 10,000,000 preference shares with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without shareholder approval, to issue preference shares with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of our Class A Shares and Class B Ordinary Shares. We may issue some or all of the preference shares to effect a business combination. In addition, the preference shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.

In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66.6% in value) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the director of the Cayman Islands company is required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands company, the director of the Cayman Islands company is further required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a businessman would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of U.S. corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions.

When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits.

Maples and Calder (Cayman ) LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of civil liabilities.

The Cayman Islands has a different body of securities laws as compared to the United States and may provide less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We were advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the U.S. predicated upon the civil liability provisions of the federal securities laws of the U.S. or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the U.S. or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the U.S., the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies.

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue negotiable or bearer shares or shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Vstock Transfer, LLC is the transfer agent and registrar for our Class A Shares and Class B Ordinary Shares. Its principal office is at 18 Lafayette Place, Woodmere, New York 11598.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Cayman Islands company incorporated on November 3, 2017 as an exempted company with limited liability. Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with section 6 of the Tax Concessions Law (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

All of our assets are located in the PRC. In addition, a majority of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the Federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We were advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the U.S. predicated upon the civil liability provisions of the securities laws of the U.S. or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the U.S. or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the U.S., the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

PRC

Jingtian & Gongcheng, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would:

●	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the U.S. or any state in the U.S.

Jingtian & Gongcheng further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the jurisdiction where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the U.S. that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to the PRC by virtue only of holding our ordinary shares.

TAXATION

The following summary of the material Cayman Islands, PRC and U.S. tax consequences of an investment in our Class A Shares is based upon laws and relevant interpretations thereof in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. This summary is not intended to be, nor should it be construed as, legal or tax advice and is not exhaustive of all possible tax considerations. This summary also does not deal with all possible tax consequences relating to an investment in our Class A Shares, such as the tax consequences under state, local, non-U.S., non-PRC, and non-Cayman Islands tax laws. Investors should consult their own tax advisors with respect to the tax consequences of the acquisition, ownership and disposition of our Class A Shares.

People’s Republic of China Enterprise Taxation (the “EIT Law”)

The following brief description of Chinese enterprise laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders.

We are a holding company incorporated in the Cayman Islands and we gain substantial income by way of dividends paid to us from our subsidiaries in China. The EIT Law and its implementation rules provide that China-sourced income of foreign companies, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident companies, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Notice 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although we do not have a PRC enterprise or enterprise group as our primary controlling shareholder and are therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of SAT Notice 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Notice 82 to evaluate the tax residence status of the Company and its subsidiaries organized outside the PRC.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of our company including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe we and our offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of companies domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident companies as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax of up to 10%. We are unable to provide a “will” opinion because Jingtian & Gongcheng, our PRC counsel, believes it is possible but unlikely the Company and its offshore subsidiaries would be treated as a “resident enterprise” for PRC tax purposes because they do not meet some of the conditions outlined in SAT Notice 82. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities as of the date of this filing. Therefore, it is possible but highly unlikely that the income received by our overseas shareholders will be regarded as China-sourced income.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of our Class A Shares or on an instrument of transfer in respect of such shares.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Act (As Revised)

Undertaking as to Tax Concessions

In accordance with the provision of Section 6 of The Tax Concessions Act (As Revised), the Financial Secretary undertakes with the Company:

1.	That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

a.	On or in respect of the shares, debentures or other obligations of the Company; or

b.	by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (As Revised).

These concessions shall be for a period of twenty years from the date hereof.

United States Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to mark-to-market;

●	U.S. expatriates;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Class A Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting shares;

●	persons who acquired our Class A Shares pursuant to the exercise of any employee share option or otherwise as consideration; or

●	persons holding our Class A Shares through partnerships or other pass-through entities.

Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. Federal tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Class A Shares.

Taxation of Dividends and Other Distributions on our Class A Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Class A Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A Shares are readily tradable on an established securities market in the U.S., or we are eligible for the benefits of an approved qualifying income tax treaty with the U.S. that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Under U.S. Internal Revenue Service authority, Class A Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the U.S. because they are listed on the Nasdaq Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A Shares, including the effects of any change in law after the date of this annual report.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Class A Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

For the year ended December 31, 2023, we have not declared any dividends on our Class A Shares or Class B Ordinary Shares. To the extent the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A Shares, and to the extent the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Class A Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Class A Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A Shares for more than one year, you will be eligible for (a) reduced tax rates of 0% (for individuals in the 10% or 15% tax brackets), (b) higher tax rates of 20% (for individuals in the 39.6% tax bracket) or (c) 15% for all other individuals. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company (PFIC) Consequences

Based on our current and anticipated operations and the composition of our assets, we do not expect to be treated as a PFIC for U.S. federal income tax purposes for our current taxable year. PFIC status is a factual determination for each taxable year which cannot be made until the close of the taxable year. A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change from no to yes. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A Shares, our PFIC status will depend in large part on the market price of our Class A Shares. Accordingly, fluctuations in the market price of the Class A Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in our initial public offering. If we are a PFIC for any year during which you hold Class A Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Class A Shares. However, if we cease to be a PFIC, you may avoid some of the adverse effects of the PFIC regime by making a “deemed sale” election with respect to the Class A Shares.

If we are a PFIC for any taxable year during which you hold Class A Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Class A Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Class A Shares;

●	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A Shares cannot be treated as capital, even if you hold the Class A Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the Class A Shares, you will include in income each year an amount equal to the excess, if any, of the fair market value of the Class A Shares as of the close of your taxable year over your adjusted basis in such Class A Shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the Class A Shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the Class A Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the Class A Shares, as well as to any loss realized on the actual sale or disposition of the Class A Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A Shares. Your basis in the Class A Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Class A Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. Our Class A Shares started trading on the Nasdaq Capital Market on March 31, 2023. If the Class A Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Class A Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Class A Shares in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service (“IRS”) Form 8621 regarding distributions received on the Class A Shares and any gain realized on the disposition of the Class A Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Class A Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A Shares and proceeds from the sale, exchange or redemption of our Class A Shares may be subject to information reporting to the IRS and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to Class A Shares, subject to certain exceptions (including an exception for Class A Shares held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A Shares. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers, through a rights offering, or otherwise. We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or free writing prospectus, including:

●	the name or names of any underwriters, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or free writing prospectus are underwriters of the securities offered thereby. The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the U.S. Securities Act of 1933, as amended (the “Securities Act”). If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus, and the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common shares to engage in market-making activities with respect to our common shares. These restrictions may affect the marketability of our common shares and the ability of any person or entity to engage in market-making activities with respect to our common shares.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

All securities we offer other than common shares will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement, as the case may be.

LEGAL MATTERS

Haneberg Hurlbert PLC is acting as counsel for us with respect to certain legal matters as to U.S. Federal securities law in this offering. Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Maples and Calder (Cayman) LLP to the extent governed by the laws of the Cayman Islands. The address of Maples and Calder (Cayman) LLP is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Certain legal matters as to PRC law will be passed upon for us by Jingtian & Gongcheng. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of our Company appearing in our annual report on Form 20-F for the fiscal years ended December 31, 2023 and 2022 have been audited by Wei Wei & Co., LLP, independent registered public accounting firm, as set forth in the reports thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings up to a total of $120,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this shelf registration process, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. This prospectus does not contain all the information provided in the registration statement we have filed with the SEC. For further information about us or the securities offered hereby, you should refer to that registration statement and the exhibits filed as a part of that registration statement.

We are subject to the reporting requirements of the Exchange Act, and file reports, including Annual Reports on Form 20-F and Reports on Form 6-K, with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. The public may read our SEC filings, including the registration statement of which this prospectus is a part and the exhibits filed as a part of that registration statement, over the Internet at http://www.sec.gov. The public may also read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2023 filed on April 5, 2024;

●	the description of our securities contained in our registration statement on Form 8-A filed with the SEC on June 18, 2020, as updated by Exhibit 2.2 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 5, 2024, and including any amendments or reports filed for purposes of updating such descriptions;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Our annual report for the fiscal year ended December 31, 2023 contains a description of our business and audited consolidated financial statements with a report by our independent auditor. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Hitek Global Inc.

Unit 304, No. 30 Guanri Road, Siming District

Xiamen City, Fujian Province, People’s Republic of China

+86 592-5395967

Attn: Investor Relations

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

HITEK GLOBAL INC.

170,000 Class A Ordinary Shares

3,830,000 Class A Ordinary Shares Underlying 3,830,000 Pre-Funded Warrants

Up to 15,150,000 Class A Ordinary Shares Underlying 4,000,000 Ordinary Warrants

(which contains a zero exercise price exercise option)

Prospectus Supplement

Sole Placement Agent

Univest Securities, LLC

June 2, 2026